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                                                                     EXHIBIT 5.1
                                                                     -----------
              [LETTERHEAD OF PIPER & MARBURY L.L.P. APPEARS HERE]



                               February 18, 1997

   Sylvan Learning Systems, Inc.
   1000 Lancaster Street
   Baltimore, Maryland 21201

                    Re:  Registration Statement on Form S-8
                         ----------------------------------

   Dear Sirs:

        We have acted as counsel to Sylvan Learning Systems, Inc., a Maryland corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 50,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), issuable in connection with the Sylvan Learning Systems, Inc. Employee Stock Purchase Plan (the "Plan"), duly adopted by the Company's Board of Directors at a meeting at which a quorum was present.

        In this capacity, we have examined the Company's Charter and By-Laws, the proceedings of the Board of Directors of the Company relating to the issuance of the shares and such other documents, instruments and matters of law as we have deemed necessary to the rendering of this opinion. in such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

        Based upon the foregoing, we are of the opinion and advise you that each of the Shares described in the registration statement has been duly authorized and will, upon approval of the Plan by the Stockholders of the Company at the 1997 Annual Stockholders Meeting and receipt of payment by the Company as contemplated by the terms of the Plan, be validly issued and fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                    Very truly yours,

                                    PIPER & MARBURY
                                    L.L.P.